UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 26, 2016

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ		08830
(Address of principal executive offices)		(Zip Code)

Company’s telephone number, including area code: (732) 201-4189

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 26, 2016, Echo Therapeutics, Inc. (the “Company”) held its combined 2015 and 2016 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders (i) elected one Class I director (Scott W. Hollander) to hold office for two years and two Class II directors (Elazer R. Edelman, M.D. Ph.D. and Shepard M. Goldberg) to hold office for three years to the Company’s Board of Directors, (ii) approved an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers, and (iii) ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

Set forth below are the final voting results for each of the proposals:

Proposal 1: Election of Directors:

Name of Nominee	For	Withheld	Broker Non-votes
Scott W. Hollander	5,766,185.34	283,966	0
Elazer R. Edelman, M.D. Ph.D.	6,015,514.34	34,637	0
Shepard M. Goldberg	5,718,564.34	331,587	0

Proposal 2:  Approved an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers:

For	Against	Abstain	Broker Non-votes
5,931,949.34	90,066	28,136	0

Proposal 3:  Ratified the appointment of BDO USA, LLP, as the Company’s independent registered public accounting firm for the year ending December 31, 2016:

For	Against	Abstain	Broker Non-votes
6,016,233	6,726	27,192.34	0

As previously reported by the Company, in order to remain listed on the Nasdaq Stock Market, among other things, the Company was required to hold its annual meeting of stockholders no later than May 31, 2016.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.

Dated: May 26, 2016	By:	/s/ Alan W. Schoenbart Alan W. Schoenbart Chief Financial Officer